                                                                     EXHIBIT 2.2

                               AGREEMENT AND PLAN

                                OF MERGER BETWEEN

                         FOUNDATION COAL HOLDINGS, LLC,
                      a Delaware limited liability company

                                       AND

                         FOUNDATION COAL HOLDINGS, INC.,
                             a Delaware corporation

                                   WITNESSETH:

         WHEREAS, Foundation Coal Holdings, LLC ("Foundation Coal") is a limited liability company duly organized and existing under the laws of the State of
Delaware; and

         WHEREAS, Foundation Coal Holdings, Inc. (f/k/a FC 1 Corp., the
"Company") is a corporation duly organized and existing under the laws of the
State of Delaware; and

         WHEREAS, the Board of Representatives of Foundation Coal and the Board
of Directors of the Company deems it advisable, upon the terms and subject to the conditions herein stated, that Foundation Coal be merged with and into the
Company, and that the Company be the surviving corporation (the "Merger").

         NOW, THEREFORE, it is agreed as follows:

                                   Section 1

                                   The Merger

         1.1 At the Effective Time (as hereinafter defined), Foundation Coal shall be merged with and into the Company with the Company as the sole surviving entity (the "Surviving Corporation").

         1.2 If this Agreement and Plan of Merger is duly adopted by the Members of Foundation Coal and the stockholders of the Company and is not terminated in accordance with Section 5.2 hereof, a certificate of merger reflecting this
Agreement and Plan of Merger shall be filed with the Secretary of State of the
State of Delaware.

         1.3 The Merger shall become effective (the "Effective Time") at the time of the filing of said certificate of merger with the Secretary of State of the State of Delaware or such later time as set forth in the certificate of merger.

                                   Section 2

                               Treatment of Stock

         2.1 At the Effective Time:

              (a) Each then-outstanding Class A and Class D unit of membership interest in Foundation Coal shall become and be converted into solely the right to receive one fully paid non-assessable share of common stock, $.01 par value, per share of the Company ("Company Common Stock").

              (b) Each then-outstanding share of Company Common Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, be exchanged for each then-outstanding Class A and Class D membership interest in Foundation Coal.

                                   Section 3

                    Certificate of Incorporation and By-Laws

         3.1 At the Effective Time, the Certificate of Incorporation of the
Company, as amended through the Effective Time, shall be the Certificate of
Incorporation of the Surviving Corporation until further amended in accordance with the provisions thereof and applicable law.

         3.2 At the Effective Time, the By-laws of the Company, as amended through the Effective Time, shall be the By-laws of the Surviving Corporation until further amended in accordance with the provisions thereof and applicable law.

                                   Section 4

                             Directors and Officers

         4.1 The Representatives of Foundation Coal immediately prior to the
Effective Time shall be the directors of the Surviving Corporation and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

                                   Section 5

                            Amendment and Termination

         5.1 At any time prior to the Effective Time, whether before or after approval of this Agreement and Plan of Merger by the Members of Foundation Coal
or the stockholders of the Company, this Agreement and Plan of Merger may be amended by an agreement in writing duly approved by the Board of Representatives of Foundation Coal and the Board of Directors of the Company; provided, however, after any such approval, no amendment shall be made which by law requires the further approval of such Members or stockholders without such further approval.

         5.2 At any time prior to the Effective Time, whether before or after approval of this Agreement and Plan of Merger by the stockholders of Foundation
Coal or the Company, this Agreement and Plan of Merger may be terminated and abandoned by the Board of Representatives of Foundation Coal or the Board of
Directors of the Company.

                                   Section 6

                    Governing Law; Assignment; Binding Effect

         6.1 This Agreement and Plan of Merger shall be governed by and construed in accordance with the laws of the State of Delaware.

         6.2 This Agreement and Plan of Merger is not assignable without the written consent of the other party hereto. Subject to the foregoing, the provisions of this Agreement and Plan of Merger shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns. Nothing in this Agreement and Plan of Merger, express or implied, is intended or shall be construed to give any person other than the parties or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

         IN WITNESS WHEREOF, Foundation Coal Holdings, LLC and Foundation Coal
Holdings, Inc. have caused this Agreement and Plan of Merger to be executed as of the 16th day of August, 2004.

                                            FOUNDATION COAL HOLDINGS, LLC,
                                            a Delaware limited liability company

                                            By:      /s/ Greg Walker
                                               ---------------------------------
                                            Name: Greg Walker
                                            Title: Senior V.P. General Counsel
                                                   and Secretary

                                            FOUNDATION COAL HOLDINGS, INC.,
                                            a Delaware corporation

                                            By:      /s/ Greg Walker
                                               ---------------------------------
                                            Name: Greg Walker
                                            Title: Senior V.P. General Counsel
                                                   and Secretary